EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Allou Health & Beauty Care, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Herman Jacobs, Chief Executive Officer of the Company, and David Shamilzadeh, President, Principal Financial Officer and Principal Accounting Officer of the Company, each certifies on behalf of the Company, to such officer's knowledge, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of June 30, 2002 and for the quarter then ended.

Allou Health & Beauty Care, Inc.


By: /s/ Herman Jacobs
    ----------------------------------------
    Herman Jacobs
    Chief Executive Officer
    August 14, 2002

Allou Health & Beauty Care, Inc.


By: /s/ David Shamilzadeh
    ----------------------------------------
    David Shamilzadeh
    President, Principal Financial Officer
     and Principal Accounting Office
    August 14, 2002